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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF LOCKE LIDDELL & SAPP LLP]



                              February 18, 2000



Braun Consulting, Inc.
30 West Monroe, Suite 300
Chicago, IL 60603

Gentlemen:

     We have acted as counsel for Braun Consulting, Inc., a Delaware corporation (the "Company") in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering of up to 4,105,363 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be issued under the 1995 Director Stock Option Plan, the 1998 Employee Long Term Stock Investment Plan, the 1998 Executive Long Term Stock Investment Plan, the 1999 Independent Director Stock Option Plan, and the Non Qualified Stock Option Plan of Emerging Technologies Consultants, Inc. (collectively, the "Plans").

     In such capacity, we have examined the corporate documents of the Company, including its Certificate of Incorporation and its Bylaws, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of the expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock issued pursuant to the Plans will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ Locke Liddell & Sapp LLP